Exhibit 99.3

KAMERA CONTENT AB
FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED
MARCH 31, 2008

Balance sheet	Note	2008-03-31

Assets
Fixed assets

Intangible fixed assets
Capitalized software development expenses	6	1 347
Goodwill	7	784
		2 131

Tangible fixed assets
Equipment and computers	8	468

Financial fixed assets
Participations in Group companies	9	930
Total fixed assets		3 529

Current assets
Current receivables
Accounts receivable - trade		2 636
Receivables from Group companies	4	406
Other current receivables		183
Prepaid expenses and accrued income	10	3 196
		6 421
Cash and bank balances		1 896
Total current assets		8 317
Total assets		11 846

Equity and liabilities		2008-03-31

Equity	11

Restricted equity
Share capital		227
Statutory reserve		336
		563

Non-restricted equity
Loss brought forward		-13 720
Share premium reserve		8 998
Net loss for the year		-1 648
		-6 370
Total equity		-5 807
Long-term liabilities	12
Liabilities to credit institutions		3 500
Total long-term liabilities		3 500

Current liabilities
Advance payments from customers
Accounts payable - trade		5 556
Liabilities to Group companies	4
Other current liabilities		5 923
Accrued expenses and deferred income	13	2 674
Total current liabilities		14 153
Total equity and liabilities		11 846

Pledged assets	14	3 500

Contingent liabilities		None

Income statement	Note	2008-01-01- 2008-03-31

Gross profit	2, 3, 4	1 099

Operating expenses
Personnel costs	5	-2 204
Depreciation and write-downs (as well as reversals) of tangible and intangible assets		-365
Operating income		-1 470

Income from financial items
Other interest income
Interest expenses and exchange rate differences		-178
Total income from financial items		-178

Income after financial items		-1 648

Net loss for the year		-1 648

Kamera Content AB
Reg no 556666-2135

CASH FLOW STATEMENT

1/1/2008
3/31/2008

Current operations
Net operating profit/loss	-1,470
Adjustment for items not included in cash flow
Depreciation	365
-1,105

Interest paid	-178
Cash flow from current operations before changes in working capital	-1,283

Changes in working capital
Increase/reduction of receivables	-936
Increase/reduction of other current liabilities	3,553
Cash flow from current operations	1,334

Investment activities
Acquisition of tangible fixed assets	-94
Cash flow from investment activities	-94

Financing activities
0
Cash flow from financing activities	0

Increase/reduction of liquid funds	1,240
Liquid funds at beginning of year	655
Liquid funds at end of year	1,895

 Notes

Note 1	Accounting and valuation principles

The accounts have been prepared in accordance with the Annual Accounts Act. Adopted accounting principles comply with the standards for small companies set out by the Swedish Accounting Standards Board.

The accounting principles remain unchanged compared to the previous year.

Consolidated accounts
In accordance with the Annual Accounts Act chapter 7, § 3 no consolidated accounts have been prepared.

Revenue recognition

The Company’s revenue recognition for current account work is based on completed work, in line with BFN’s main heading in BFNAR 2003:3. Ongoing, not invoiced service assignments are recognized in the balance sheet at the rate of calculated invoice value of accrued work.

The company is, in line with BFN’s main heading in BFNAR 2003:3, recognizing revenues from completed service assignments based on fixed pricing at the rate of completed work, “percentage of completion”. At the calculation of accrued profit the degree of completion has been calculated as accrued expenses at the closing day, in relation to the calculated sum of expenses to complete the assignment.

Financial fixed assets
Financial assets which are intended to be held over a long period of time are reported at acquisition cost. If a financial fixed asset has, on balance sheet date, a value lower than its book value, the value of the asset is written down to lower value if it can be assumed that such reduction in value is permanent.

Accounts receivable
Accounts receivable are reported as current assets at the amounts expected to be received after deductions for individually-assessed bad debts.

Receivables
Receivables with a maturity of more than 12 months after the closing date are stated as fixed assets, other receivables as current assets.

Foreign currencies
Profit and loss of receivables and liabilities relating to operations are offset under other operating income or other operating expenses. Transactions in foreign currency are translated at the transaction day rate of exchange.

Tangible fixed assets
Tangible fixed assets are reported at acquisition cost reduced by the amount of depreciation. Expenses for improving the performance of the assets beyond their original level increase the asset's reported value. Expenses for repairs and maintenance are reported as costs.

Depreciation is allocated on a straight-line over the useful life of the asset. Subsequent costs are included in the assets carrying amount if appropriate.

The straight-line method of depreciation is utilized for all types of tangible fixed assets. The following periods of depreciation are applied:

Equipment	3 year
Computers	3 year

Write-downs
If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Intangible assets

Goodwill
Expenses for acquired operations are balanced and depreciated linearly over its assessed useful life, normally up to five years.

Expenses for the development of software
All expenses for the development or maintenance of software are normally expensed immediately. Expenses that are directly connected to identifiable and unique software controlled by the company, including probable financial benefits exceeding expenses within one year, are however capitalized as intangible assets. Capitalized expenditure for the development of software is depreciated linearly over its useful life, in the case of Kamera Content estimated to three years.

Write-downs of intangible assets If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made, including goodwill. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Note 2	Remuneration to auditors

2008-01-01- 2008-01-31

Audit
Grant Thornton AB	0

Other services
Grant Thornton AB	0
Total	0

Note 3	Abridged Income Statement

The Income statement is, in accordance with ÅRL 3 chapter 11 §, disclosed in an abridged state due to reasons of competition. The parent company’s net sales was 6 017 kSEK .

Note 4	Transactions with related parties

Purchases and sales between Group companies
The percentages of purchases and sales regarding Group companies are listed below

Purchases  (Swegypt Company for Telecommunication
(S.A.E)): 9%
Sales : 0%

The same pricing principles apply to purchases and sales conducted between Group companies as with transactions with external parties.

Note 5	Personnel

2008-01-01- 2008-03-01

Average number of employees
Women (Sweden)	5
Men (Sweden)	9
Total	14

Salaries, remunerations, social costs and pension expenses
Salaries and remunerations for Board of Directors and managing director	141
Total salaries and remunerations to other employees	1 425
1 566
Pension expenses for Board of Directors and managing director	3
Statutory and contractual social security contributions	505
Pension expenses, other employees	32
Total	2 106

Members of the Board and senior management

Parent Company

	2008
	Number on balance sheet date	of whom men
Members of the Board	5	100%
Managing Director and other senior managers	5	80%

Absence due to illness

Total absence due to illness *	2008-01-01—2008-01-31
3%
-Long-term absence due to illness	0%

*Long term absence refers to a period of 60 consecutive days or more.
Other categories consist of fewer than 10 employees why information about these categories is not disclosed.

Note 6	Capitalized software development expenses

2008

Opening acquisition cost	2 022
Capitalization for the year	0

Closing accumulated acquisition cost	2 022

Opening depreciations	-561
Depreciation for the year	-114

Closing accumulated depreciation	-675

Closing residual value according to plan	1 347

Note 7	Goodwill

2008

Opening acquisition cost	2 016
- Acquisition	-
Closing accumulated acquisition cost	2 016

-Opening depreciation	-1 064
-Depreciation	-168

Closing accumulated depreciation	-1 232

Closing residual value according to plan	784

Note 8	Equipment and computers

2008

Opening acquisition cost	969
Changes during the year
-Purchases	94
Closing accumulated acquisition cost	1 063

Opening depreciation	-511
-Depreciation	-84
Closing accumulated depreciation	-595

Closing residual value according to plan	468

Note 9	Participations in subsidiaries

Group	Number of shares	Registered office	Proportion of equity	Book value
Kamera (S) PTE.LTD.	190 000	Singapore	95%	930
Swegypt Company for	687 500	Kairo	55%	0
Telecommunication (S.A.E)

Note 10	Prepaid expenses and accrued income

2008-12-31

Prepaid rent	266
Accrued income	2 113
Other prepaid expenses	817
3 196

Note 11	Change in equity

	Share capital	Statutory reserve	Share premium reserve	Non- restricted equity	Total equity
Amount brought forward 2008	227	336	8 998	-13 720	-4 159
Net income for the year	-	-	-	-1 648	-1 648
Equity 2008/03/31	227	336	8 998	-15 368	-5 807

Note 12	Long term liabilities

2008-03-31

Long-term liabilities
Liabilities to credit institutions	3 500
Total interest-bearing liabilities	3 500

The loan as a whole is raised from Almi företagspartner and has duration of 48 months.

Note 13	Accrued expenses and deferred income

2008-03-31

Accrued royalty expenses	961
Accrued vacation pay, social expenses included	456
Accrued social security contributions	159
Other items	1 098
Total	2 674

Note 14	Pledged assets

2008-03-31

For own provisions and liabilities

Floating charges	3 500
designated to liabilities to credit institutions
Total pledged assets	3 500

Note 15	Summary of significant differences between Swedish GAAP and U.S. GAAP

The annual financial statements included herein of Kamera Content AB were prepared in accordance with accounting principles generally accepted in Sweden (Swedish GAAP) which differ in certain significant respects from U.S. GAAP, as described below.

1. Intangible assets

In accordance with Swedish GAAP, the Company amortizes intangible assets based on their statutory useful lives, which is 3 years for goodwill and 3-5 years for capitalized development expenditures.

Under US GAAP intangible assets are amortized over their expected useful lives, which can sometimes be different from the statutory useful lives.

Negative goodwill is required to be disclosed as a provision under Swedish GAAP and reversals be netted e.g. against future losses in the acquired entity.

Under US GAAP this would be disclosed as a reduction of the fair value of assets acquired and hence affecting depreciation.

2. Revenue recognition

In accordance with Swedish GAAP, the Company recognizes revenue when earned. In certain situations, revenue can be recognized upon receipt of payment, while in other situations, revenue is recognized ratably over the contract period. The requirements for recognizing revenue upfront or ratably can vary from the revenue recognition requirements under US GAAP.

Under US GAAP, revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition and Statement Of Position No. 97-2, Software Revenue Recognition which requires revenue only be recognized when the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller´s price to the buyer is fixed or determinable, and collectibility is probable. For certain arrangements that involve multiple deliverables revenue for each deliverable can be recognized individually if certain separation criteria are met. If elements cannot be separated, revenue must be bundled and recognized ratably over time.

3. Exchange differences

In accordance with Swedish GAAP, the Company recognizes exchange differences in the same way as in US GAAP with exception for translation differences which are not recognized as other comprehensive income but booked against equity.

Under US GAAP, assets and liabilities are translated into the entities reporting currency at the prevailing rate of exchange at the balance sheet date and revenue, costs and expenses are translated at the average exchange rate during the period. Translation gains and losses are reflected as other comprehensive income on the balance sheet. Assets and liabilities held by foreign subsidiaries that are in currencies other than the foreign subsidiaries´functional currency are remeasured at the prevailing rate of exchange at the balance sheet date. Gains and losses from remeasurement are included in the determination of net income.

4. Capitalization of development expenditures

Swedish GAAP allows for expenditures during the development phase to be capitalized as intangible assets if it is probable, with a high degree of certainty, that they will result in future economic benefits for the Company.

Under US GAAP all costs incurred to establish technological feasibility are charged to expense when incurred in accordance with Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Software development costs incurred subsequent to establishing technological feasibility but prior to general release shall be capitalized.